SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 26, 2008

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Boston Private Financial Holdings, Inc. (“BPFH”) announced its intention to sell substantially all of the land and construction loans at its Southern California private banking affiliate, First Private Bank & Trust (“First Private”). The portfolio of 72 loans was carried on BPFH’s balance sheet at a value of approximately $250 million as of June 30, 2008. While the final sale price has not yet been determined, First Private is expected to take an after tax loss of between $70 and $85 million for the quarter ending September 30, 2008, which reflects the current estimate of the price for these assets. BPFH is seeking to complete the sale by the end of 2008.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits—See Exhibit Index following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ David J. Kaye
Name: Title:	David J. Kaye Chief Financial Officer

Date: September 29, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated September 26, 2008.